EXHIBIT A



NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK FOR WHICH IS IT EXERCISABLE (THIS WARRANT AND SUCH SHARES COLLECTIVELY, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR
APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR (ii) AVAILABLE EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SAID STATE LAWS PROVIDED THE COMPANY IS GIVEN AN OPINION OF COUNSEL OR OTHER INFORMATION AND DOCUMENTATION SATISFACTORY TO THE COMPANY THAT SUCH EXEMPTIONS ARE AVAILABLE.

No. C-14                                                            May 11, 2004

Warrant to Purchase 352,304
Shares of Common Stock (the
"Purchasable Shares") at the
Exercise Price of $1.845 per      Thomas C. Lund Declaration of Trust ("Holder")
share

              COMMON STOCK PURCHASE WARRANT of DIRECT INSITE CORP.

                        Void after December May 11, 2009

     This Warrant ("Warrant") to purchase common stock of Direct Insite Corp., a Delaware corporation (the "Company"), par value $0.0001 per share ("Common Stock), is issued by the Company on the date set forth above (the "Issue Date") to purchasers of shares of Series C Redeemable Preferred Stock of the Company (the "Preferred Stock"). The shares of Preferred Stock purchased on the date hereof by Holder (as defined below) is referred to herein as "Holder Preferred." The term "Warrant" as used herein shall include this Warrant and any warrant(s) delivered in substitution or exchange for this Warrant in accordance with the terms hereof.

     This certifies that, for value received, Holder identified above or his/her/its registered assigns (hereinafter, "Holder") is entitled, subject to the terms set forth below, to purchase from the Company the Purchasable Shares, subject to adjustment as hereinafter provided, upon surrender hereof at the principal office of the Company identified below, with the warrant exercise form attached hereto duly executed, and simultaneous payment therefor in lawful money of the United States or otherwise as hereinafter provided, at the Exercise Price set forth in Section 3 below. The number, character and Exercise Price per share of Common Stock are subject to adjustment as provided below.

1. Certain Definitions. As used herein, the following capitalized terms shall have the respective meanings set forth below:

     (a) "Common Stock" shall mean the common stock of the Company, par value $0.0001 per share, and any other securities or property of the Company or of any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive upon the exercise hereof, in lieu of or in addition to such common stock, or which at any time shall be issuable in exchange for or in replacement of such common stock.

     (b) "Company" shall mean Direct Insite Corp., a Delaware corporation, and any entity which shall succeed or assume its obligations hereunder.

     (c) "Preferred Stock" shall mean the Series C Redeemable Preferred Stock of the Company, par value $0.0001 per share, having the rights, privileges, preferences, limitations and other terms as set forth in the Certificate of Designation, Preferences and Rights of Series C Redeemable Preferred Stock of the Company filed by the Secretary of State of Delaware on December 16, 2003.

2. Term of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, commencing on the second anniversary of the date hereof (the "Exercise Commencement Date") and continuing until 5:00 p.m., Eastern Time, on the fifth anniversary of the date hereof (the "Exercise Period"). This Warrant shall be void following the Exercise Period. The term of this Warrant shall commence on the date hereof and continue until the last day of the Exercise Period (the "Term").

3. Exercise Price. The price per share of Common Stock for which this Warrant may be exercised shall be the Exercise Price set forth above, as adjusted from time to time pursuant to Section 12 hereof. All shares of Common Stock or other securities issued pursuant to this Warrant shall be fully-paid and non-assessable.

4.   Exercise of Warrant.

     (a) During the Exercise Period, the purchase rights represented by this Warrant shall be exercisable by Holder in whole or in part, but not for less than five hundred (500) shares at a time (or such lesser number of shares which may then constitute the maximum number purchasable pursuant to this Warrant (such number being subject to adjustment as provided in Section 12 below), at any time, or from time to time during the Term, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), upon payment in cash or by certified or official bank check payable to the order of the Company in the amount of the aggregate Exercise Price.

     (b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Common Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of shares issuable upon such exercise. In the event that this Warrant is exercised in part and it can thereafter be exercised for additional shares of Common Stock, the

Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may thereafter be exercised.

5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

7. Rights of Stockholders. Subject to Sections 10 and 12 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed to be a holder of Common Stock, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised.

8.   Transfer of Warrant.

     (a) Warrant Register. The Company shall maintain a register (the "Warrant Register") containing the names and addresses of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change such Holder's address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

     (b) Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 8.(a) above, issuing Common Stock upon exercise hereof, exchanging or replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

     (c) Transferability and Non-Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if requested by the

Company). Subject to the provisions of this Warrant with respect to compliance with the Securities Act of 1933, as amended (the "Act"), title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

     (d) Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Act and with the limitations on assignments and transfers and contained in this Section 8, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of shares issuable upon exercise thereof.

     (e) Compliance with Securities Laws.

          (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the securities to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder's own account for investment and not as a nominee for any other party, and not with a view toward the resale or distribution thereof.

          (ii) This Warrant and certificates representing any shares of Common Stock issuable upon exercise hereof shall bear a legend in substantially the following form (in addition to any legend required by state securities laws):

          THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER OR THEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND LAWS. COPIES OF THE WARRANT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

9. Reservation of Stock. The Company covenants that during the Term, the Company will reserve from its authorized Common Stock a number of shares sufficient to provide for the issuance of such Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend the certificate of incorporation of the Company to ensure that there are sufficient reserves of shares of Common Stock issuable upon exercise of this and the other Warrants on the conditions herein provided and, from time to time, will take all steps necessary to amend its Certificate of Incorporation (the "Certificate") to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company further covenants that all shares that may be issued upon the exercise of rights represented by this Warrant and payment of the Exercise Price, all as set forth herein, will be free from all taxes, liens, and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

10.  Notices.

     (a) Whenever the Company is required to issue a certificate following an adjustment pursuant to Section 12 hereof, the Company shall issue a certificate signed by its Chief Financial Officer or Chief Executive Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     (b) In case:

          (i) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another entity, or any conveyance of all or substantially all of the assets of the Company to another entity, or

          (ii) of any voluntary dissolution, liquidation of winding-up of the Company.

the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, and in each such case, the Company shall mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

     (c) All such notices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, and
(ii) in the case of mailing, on the third business day following the date of such mailing.

11. Amendments. Any provision of this Warrant may be amended and the observance of any provision of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon the Holder of this Warrant and the Company. No waivers of or exceptions to any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

12. Adjustments. The Exercise Price and the Purchasable Shares hereunder are subject to adjustment from time to time as follows:

     (a) Reclassification, etc. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall, by reclassification of securities or otherwise, including, without limitation, any merger, consolidation or similar transaction, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 12.

     (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant, or any portion thereof, remains outstanding and unexpired shall split, subdivide or combine the securities as to which purchase rights under this Warrant exist, into a different number of securities of the same class, the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

     (c) Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant, or any portion hereof, remains outstanding and unexpired, the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 12.

     (d) Certificate as to Adjustments. The Company shall, at its expense, upon the written request any holder of this Warrant following the occurrence of each adjustment or readjustment pursuant to this Section 12 hereof, promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

     (e) No Impairment. The Company shall not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 12 and (subject to Section 1 above) in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder(s) of this Warrant against impairment.

13. Miscellaneous. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles thereof relating to the conflict of laws, except to the extent that matters of due authorization and issuance of this Warrant or any other securities of the Company or the rights, privileges and obligations of holders of securities of the Company. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The individual(s) executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, DIRECT INSITE CORP. has caused this Warrant to be executed by a duly authorized officer as of the date first above written.

                                           DIRECT INSITE CORP.

                                           By:   /s/ Michael J. Beecher
                                                -----------------------------
                                                Michael J. Beecher
                                                Chief Financial Officer

                               NOTICE OF EXERCISE

To:  Direct Insite Corp.

1.   The undersigned  hereby elects to purchase $      of shares of common stock
                                                 -----
of Direct Insite Corp., a Delaware corporation ("Common Stock"), pursuant to the terms of the attached Warrant, and tenders herewith payment of the Exercise Price for such shares in full.

2. In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned for investment and not as a nominee for any other party, and that the undersigned will not offer, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

                                            ---------------------------------
                                            [Name]

                                            ---------------------------------


                                            ---------------------------------
                                            [Name]

                                            ---------------------------------

1. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below: [Name]

                                            ---------------------------------
                                            [Name]

                                            ---------------------------------


                                            ---------------------------------


---------------------                       ---------------------------------
[Date]                                      [Signature]

                                            ---------------------------------

                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant:

   Name of Assignee                Address                    No. of Shares
----------------------      -------------------------    -----------------------



and does hereby irrevocably constitute and appoint                      Attorney
                                                   --------------------
to make such transfer on the books of Direct Insite Corp., a Delaware corporation (the "Company"), maintained for the purpose, with full power of substitution in the premises.


DATED:
      --------------------


                                            ---------------------------------
                                            Signature of Holder

                                            ---------------------------------


                                            ---------------------------------
                                            (Witness)

                                            ---------------------------------


     The Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment for Assignee's own account for investment and not as a nominee for any other party, not with a view toward the resale or distribution thereof, and that the undersigned will not offer, sell, assign, transfer, pledge, hypothecate, or otherwise dispose of this Warrant or any shares of stock to be issued on the exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee acknowledges that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.


DATED:
      --------------------


                                            ---------------------------------
                                            Signature of Assignee

                                            ---------------------------------


                                            ---------------------------------
                                            (Witness)

                                            ---------------------------------